Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 25, 2014 (the “First Amendment Date”), is by and among CELL THERAPEUTICS, INC., a Washington corporation (“Cell Therapeutics”), and SYSTEMS MEDICINE LLC, a Delaware limited liability company (“Systems Medicine”; Cell Therapeutics and Systems Medicine are hereinafter referred to individually and collectively, jointly and severally, as “Borrower”), and HERCULES CAPITAL FUNDING TRUST 2012-1 (“Lender”), assignee of HERCULES CAPITAL FUNDING 2012-1 LLC, assignee of HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation.

WHEREAS, Borrower and Lender are parties to a certain Loan and Security Agreement, dated as of March 26, 2013 (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”); and

WHEREAS, in accordance with Section 11.3 of the Loan Agreement, Borrower and Lender desire to amend the Loan Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.

2. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, as of the First Amendment Date, the Loan Agreement is hereby amended as follows:

(a) The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 1.1 thereof:

“2014 Closing Date” March 25, 2014.

“2014 Draw Period” means the period commencing upon the 2014 Closing Date and ending on the earlier to occur of (i) October 31, 2014, and (ii) an Event of Default.

“2014 Term Loan Advance” is defined in Recital B hereof.

“2014 Term Loan Interest Rate” means for any day, a floating rate per annum rate equal to the greater of either (i) ten percent (10.00%), or (ii) the sum of (A) ten percent (10.00%), plus (B) the Prime Rate minus three and one quarter of one percent (3.25%).

“2014 Term Loan Maturity Date” is October 1, 2016.

“Bank of America Cash Collateral Account” means, collectively, one or more Deposit Accounts or accounts holding Investment Property in an aggregate amount not to exceed $250,000 for the purpose of cash collateralizing obligations in respect of credit card services and other cash management obligations owing by Cell Therapeutics to Bank of America, N.A. and its affiliates.

“Maximum 2014 Term Loan Amount” is defined in Recital B hereof.

“Milestone Event” means receipt by Lender of evidence satisfactory to Lender in its sole and absolute discretion, that Borrower has achieved positive phase III data in connection with its PERSIST-1 clinical trials.

“Non-Renewal Facility Fee” means Seventy-Two Thousand Five Hundred Dollars ($72,500.00); provided that if the Borrower unconditionally and irrevocably requests the 2014 Term Loan Advance in an amount of Five Million Dollars ($5,000,000.00) prior to the expiration of the 2014 Draw Period, Lender shall refund Thirty-Five Thousand Dollars ($35,000.00) of such Non-Renewal Facility Fee to the Borrower on the Advance Date of the 2014 Term Loan Advance.

(b) The following terms and their respective definitions set forth in Section 1.1 are amended in their entirety and replaced with the following:

“Advances(s)” means a Term Loan Advance and/or 2014 Term Loan Advance.

“Amortization Date” means November 1, 2014.

“Term Loan Interest Rate” means for any day, a floating rate per annum rate equal to the greater of either (i) twelve and one-quarter of one percent (12.25%), or (ii) the sum of (A) twelve and one-quarter of one percent (12.25%), plus (B) the Prime Rate minus three and one quarter of one percent (3.25%) (which interest rate shall be reduced to greater of either (i) eleven and one-quarter of one percent (11.25%), or (ii) the sum of (A) eleven and one-quarter of one percent (11.25%), plus (B) the Prime Rate minus three and one quarter of one percent (3.25%) upon the occurrence of the Milestone Event). The Term Loan Interest Rate will change from time to time on the day the Prime Rate changes.

(c) The Loan Agreement shall be amended by deleting subsection (ix)(d) of the definition of “Permitted Investments” in Section 1.1 thereof in its entirety and replaced with the following:

(d) any Borrower in Aequus Biopharma not to exceed (i) Three Million Dollars ($3,000,000.00) in the aggregate for Borrower’s 2014 fiscal year, and (ii) Two Million Dollars ($2,000,000.00) in the aggregate for each fiscal year of Borrower thereafter, provided that, in each case, no Event of Default has occurred and is continuing or would exist after giving effect to such Investment;

(d) The recitals to the Loan Agreement are hereby amended in their entirety and replaced with the following:

A. Borrower has requested Lender to make available to Borrower, and Lender is willing to make, two (2) term loans (each a “Term Loan Advance” and collectively, the “Term Loan Advances”) in an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000) (the “Maximum Term Loan Amount”) on the terms and conditions set forth in this Agreement; and

B. Borrower has requested Lender to make available to Borrower, and Lender is willing to make, term loans (each a “2014 Term Loan Advance” and collectively, the “2014 Term Loan Advances”) in an aggregate principal amount of up to Five Million Dollars ($5,000,000.00) (the “Maximum 2014 Term Loan Amount”) on the terms and conditions set forth in this Agreement.

(e) Section 2.1(d) of the Loan Agreement (Payment) is hereby amended by deleting the text “30” therein and inserting the text “24” in lieu thereof.

(f) The Loan Agreement is amended by inserting the following new provision to appear as Section 2.1.1 (2014 Term Loan) thereof:

2.1.1 2014 Term Loan.

(a) Advances. Subject to the terms and conditions of this Agreement, during the 2014 Draw Period, Borrower may request 2014 Term Loan Advances in an amount of up to Five Million Dollars ($5,000,000). The aggregate outstanding 2014 Term Loan Advances shall not exceed the Maximum 2014 Term Loan Amount. Proceeds of any Advance shall be deposited into an account that is subject to a perfected security interest in favor of Lender.

(b) Advance Request. To obtain a 2014 Term Loan Advance, Borrower shall complete, sign and deliver to Lender an Advance Request (in the case of any Advance made after the Closing Date, at least five (5) Business Days before the Advance Date). Lender shall fund the 2014 Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such 2014 Term Loan Advance is satisfied as of the requested Advance Date.

(c) Interest. The principal balance of each 2014 Term Loan Advance shall bear interest thereon from such Advance Date at the 2014 Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The 2014 Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d) Payment. Borrower will pay interest on each 2014 Term Loan Advance on the first business day of each month, beginning the month after the Advance Date. Commencing on the Amortization Date, and continuing on the first business day of each month thereafter, Borrower shall repay the aggregate principal balance of 2014 Term Loan Advances that are outstanding on the Amortization Date in 24 equal monthly installments of principal and interest (mortgage style). The entire principal balance of the 2014 Term Loan Advances and all accrued but unpaid interest hereunder, and all other Secured Obligations then outstanding with respect to the 2014 Term Loan Advances, shall be due and payable on 2014 Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each 2014 Term Loan Advance. Once repaid, a 2014 Term Loan Advance or any portion thereof may not be reborrowed.

(g) The last sentence of Section 2.2 of the Loan Agreement (Maximum Interest Rate) is hereby amended by deleting the text “Term Loan Advances” therein and inserting the text “Term Loan Advances and/or 2014 Term Loan Advances” in lieu thereof.

(h) Section 2.5 of the Loan and Security Agreement (End of Term Charge) is hereby amended in its entirety and replaced with the following:

2.5 End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations relating to the Term Loan Advances in full, or (iii) the date that the Secured Obligations relating to the Term Loan Advances become due and payable in full, Borrower shall pay Lender a charge of One Million Two Hundred Seventy-Five Thousand Dollars ($1,275,000). Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.

(i) The preamble of Section 4 of the Loan Agreement (Conditions Precedent to Loan) is hereby amended by deleting the text “Term Loan Advances” therein and inserting the text “Term Loan Advances and/or 2014 Term Loan Advances” in lieu thereof.

(j) Section 4.2 of the Loan Agreement (All Advances) shall be amended by inserting the following new provision to appear as subsection (e) thereof:

(e) for 2014 Term Loan Advances, Lender shall have received a legal opinion (authority/enforceability) from Borrower’s counsel dated as of the 2014 Closing Date.

(k) The first sentence of Section 7.12 of the Loan Agreement (Deposit Accounts) is hereby amended by inserting (i) “the Bank of America Cash Collateral Account,” immediately after “trust accounts,” and (ii) “(other than the Bank of America Cash Collateral Account)” immediately after “Investment Property”.

(l) The first sentence of Section 11.17 of the Loan Agreement (Borrower Liability) is hereby amended in its entirety and replaced with the following:

Each Borrower hereunder shall be jointly and severally obligated to repay all Term Loan Advances and/or 2014 Term Loan Advances made hereunder, regardless of which Borrower actually receives said Term Loan Advance and/or 2014 Term Loan Advances, as if each Borrower hereunder directly received all Term Loan Advances and/or 2014 Term Loan Advances.

3. Conditions to Effectiveness. Lender and Borrower agree that this Amendment shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to Lender:

(a) Lender shall have received a fully-executed counterpart of this Amendment signed by Borrower;

(b) Lender shall have received certified resolutions of Borrower’s board of directors evidencing approval of this Amendment;

(c) Borrower shall have paid to Lender, for the account of Lender, the Non-Renewal Facility Fee which shall be deemed earned on the effective date of this Amendment; and

(d) Lender shall have received payment for all reasonable and documented out-of-pocket fees and expenses incurred by Lender in connection with this Amendment, including, but not limited to, all legal fees and expenses, payable pursuant to Section 11.11 of the Loan Agreement.

4. Post-Closing Condition. Borrower shall provide Lender within sixty (60) days after the First Amendment Date with a copy of the termination of the claim of lien filed by GLY Construction, Inc. (Claim of Lien Recorded No. 20120724000882).

5. Representations and Warranties. The Borrower hereby represents and warrants to Lender as follows:

(a) Representations and Warranties in the Agreement. The representations and warranties of Borrower set forth in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(b) Authority, Etc. The execution and delivery by Borrower of this Amendment and the performance by Borrower of all of its agreements and obligations under the Loan Agreement and the other Loan Documents, as amended hereby, are within the corporate or limited liability company authority, as applicable, of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower. With respect to Borrower, the execution and delivery by Borrower of this Amendment does not and will not require any registration with, consent or approval of, or notice to any Person (including any governmental authority).

(c) Enforceability of Obligations. This Amendment, the Loan Agreement and the other Loan Documents, as amended hereby, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, general equitable principles or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(d) No Default. Immediately after giving effect to this Amendment (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

(e) Event of Default. By its signature below, Borrower hereby agrees that it shall constitute an Event of Default if any representation or warranty made herein should be false or misleading in any material respect when made.

6. Reaffirmations. Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of Lender under the Loan Agreement and the other Loan Documents. Except as specifically amended hereby, Borrower hereby ratifies, confirms, and reaffirms all covenants contained in the Loan Agreement and the other Loan Documents. The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or such other Loan Document as amended hereby.

7. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

8. Miscellaneous.

(a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

(b) The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

(c) This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d) Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER:

CELL THERAPEUTICS, INC.

By:	/s/ Louis A. Bianco

Print Name:	Louis A. Bianco

Title:	E.V.P. Finance & Administration

SYSTEMS MEDICINE LLC

By: Cell Therapeutics, Inc., as Sole Member

By:	/s/ Louis A. Bianco

Print Name:	Louis A. Bianco

Title:	E.V.P. Finance & Administration

Accepted in Palo Alto, California:

LENDER:

HERCULES CAPITAL FUNDING TRUST 2012-1

By: Hercules Technology Growth Capital, Inc., its authorized servicer

By:	/s/ Ben Barry

Print Name:	Ben Barry

Title:	Senior Counsel